               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  April 15, 1998


                 THE SABRE GROUP HOLDINGS, INC.
     (Exact name of registrant as specified in its charter)


     Delaware                  1-12175                75-2662240
(State of Incorporation) ( Commission File Number)   (IRS Employer
                                                   Identification No.)


4255 Amon Carter Blvd.      Fort Worth, Texas            76155
 (Address of principal executive offices)              (Zip Code)


                           (817) 931-7300
                 (Registrant's telephone number)

Item 5.   Other Events

The SABRE Group Holdings, Inc. (the "Company") is filing herewith, as Exhibit 99.1, a press release issued by the Company on April 15, 1998, which is incorporated herein by this reference. The press release announces that Robert L. Crandall plans to retire from his position as Chairman of the Board of the Company after the Company's annual meeting on May 20, 1998. The press release also anticipates that Donald J. Carty will be elected to succeed Mr. Crandall at that time.

Item 7.   Financial Statements and Exhibits

The following exhibit is included herein:

99.1      Press Release

                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THE  SABRE  GROUP  HOLDINGS, INC.



                                        /s/ Andrew B. Steinberg
                                        Andrew B. Steinberg
                                        Senior   Vice  President,
                                        General Counsel
                                        and Corporate Secretary



Dated:  April 21, 1998

                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release

                                                     Exhibit 99.1

                  CRANDALL ANNOUNCES RETIREMENT
                        EFFECTIVE MAY 20

FOR RELEASE: Wednesday, April 15, 1998

FORT WORTH, Texas - The SABRE Group announced today that its Chairman, Robert L. Crandall, has decided to retire on May 20, 1998, following the company's annual meeting and that of AMR Corp., which holds 82 percent of the equity of The SABRE Group.

Michael J. Durham, president and chief executive officer of The SABRE Group, praised Crandall's vision in propelling The SABRE Group from an internal division of American Airlines to an innovative provider of travel distribution services and information technology solutions to the travel and transportation industry. "Throughout his career, Bob has understood the potential of information systems to dramatically improve productivity, customer satisfaction, and financial results," Durham said. "Although we will miss his leadership, he has provided The SABRE Group with clear direction for future growth and innovation."

It is anticipated that Donald J. Carty, who will become chairman and chief executive officer of AMR Corp. on May 20, will be elected chairman of The SABRE Group Holdings Inc., following the annual meeting in May.


SABRE is a registered service mark, and the SABRE Group logo is a service mark of an affiliate of The SABRE Group Inc. 1998 The
SABRE Group Inc. All rights reserved.